Exhibit 10.11

February 10, 2010

Mr. Sanford A. Ibrahim

Radian Group Inc.

1601 Market Street

Philadelphia, PA 19103

Re:	Amendments to Restricted Stock and Stock Option Grants

Dear Mr. Ibrahim:

You and Radian Group, Inc. (the “Company”) are parties to Restricted Stock Award Agreements dated August 7, 2008 and May 8, 2007, and Stock Option Agreements dated August 7, 2008, February 6, 2006 and May 5, 2005 (together, the “Equity Agreements”). The Company has determined that it is appropriate to amend the Equity Agreements to align their terms with the terms of the Employment Agreement between you and the Company dated May 5, 2008, with respect to the treatment of equity awards in the event of your separation from service with the Company after completing five years of service, or due to your death or disability.

Accordingly, provided that you consent by signing below, the Equity Agreements are hereby amended as follows:

1. Restricted Stock Agreement dated August 7, 2008.

a. Section 5 of the Restricted Stock Award Agreement dated August 7, 2008 is hereby amended by adding a sentence to the end to read as follows:

“For purposes of this Restricted Stock Award Agreement, ‘Retirement’ shall mean a separation from service other than for Cause (as defined in the Employment Agreement between the Grantee and the Company dated May 5, 2008 (the “Employment Agreement”)) following the Grantee’s attainment of age 55 and the completion of five years of service with the Company, and ‘Disability’ shall have the same meaning ascribed to it in the Employment Agreement.”

b. The second sentence of Section 14 of the Restricted Stock Award Agreement dated August 7, 2008 is hereby amended in its entirety to read as follows:

“At the time of taxation, the Company shall have the right to deduct from other compensation, or to withhold shares of Restricted Stock, in an amount equal to the federal (including FICA), state and local income taxes and other amounts as may be required by law to be withheld with respect to the taxation of the Restricted Stock, provided that any share withholding shall not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.”

2. Stock Option Agreement dated August 7, 2008. Section 1 of the Stock Option Agreement dated August 7, 2008 is hereby amended by adding a sentence to the end to read as follows:

“For purposes of this Stock Option Agreement, ‘Retirement’ shall mean a separation from service other than for Cause (as defined in the Employment Agreement between the Grantee and the Company dated May 5, 2008) (the “Employment Agreement”)) following the Grantee’s attainment of age 55 and the completion of five years of service with the Company, and ‘Disability’ shall have the same meaning ascribed to it in the Employment Agreement.”

3. Restricted Stock Agreement dated May 8, 2007.

a. Section 4 of the Restricted Stock Award Agreement dated May 8, 2007 is hereby amended by adding a sentence to the end to read as follows:

“At the time of taxation, the Company shall have the right to deduct from other compensation, or to withhold shares of Restricted Stock, in an amount equal to the federal (including FICA), state and local income taxes and other amounts as may be required by law to be withheld with respect to the taxation of the Restricted Stock, provided that any share withholding shall not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.”

b. Section 5(b) of the Restricted Stock Award Agreement dated May 8, 2007 is hereby amended by revising the last sentence to read as follows:

“For purposes of this Agreement, ‘retirement’ shall mean a separation from service other than for Cause (as defined in the Employment Agreement between the Grantee and the Company dated May 5, 2008) (the “Employment Agreement”)) following the Grantee’s attainment of age 55 and the completion of five years of service with the Company, and ‘disability’ shall have the same meaning ascribed to it in the Employment Agreement.”

4. Stock Option Grant Agreements dated February 7, 2006 and May 5, 2005. Section 3 of each of the Stock Option Grant Agreements dated February 7, 2006 and May 5, 2005 is hereby amended to delete the last three sentences and replace them with the following:

“In the event of the Grantee’s Disability, death or retirement, any stock option granted hereunder may be exercised by the Grantee at any time prior to the expiration of the seven year period following the date of grant of the stock option. As used herein, the term ‘retirement’ shall mean the Grantee’s separation from service other than for Cause (as defined in the Employment Agreement between the Grantee and the Company dated May 5, 2008) (the “Employment Agreement”)) following the Grantee’s attainment of age 55 and the completion of five years of service with the Company, and the term ‘Disability’ shall have the same meaning ascribed to it in the Employment Agreement.”

5. In all respects not amended, the Equity Agreements are hereby ratified and confirmed.

The Equity Agreements shall be amended as described above, effective as of the date first written above, provided that you consent to the foregoing amendments by signing below.

Sincerely,

Radian Group Inc.

/s/ Suzann C. Boylan

Suzann C. Boylan
Chief Human Resources Officer

Agreed and Accepted:

Signature:	/s/ S. A. Ibrahim

Print Name:	S. A. Ibrahim

Date:	February 23, 2010

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